UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 2, 2025

Date of Report (Date of earliest event reported)

LIMINATUS PHARMA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42626	93-2710748
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Centerpointe Drive #625, La Palma, CA	90623
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 273-5453

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LIMN	The Nasdaq Stock Market LLC
Warrants	LIMNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Liminatus Pharma, Inc. has entered into a Memorandum of Understanding (MOU) to form a research and development consortium with Samda Biolab Co., Ltd. and INNOCS AI, aimed at advancing a novel blood-based diagnostic kit for early detection of pancreatic cancer.

Liminatus Pharma recognizes the groundbreaking potential of the CA19-9-combined INNOCS diagnostic platform jointly developed by Samda and INNOCS AI, and has resolved to actively participate in the R&D consortium with a view to enhancing corporate value and accelerating entry into the precision oncology diagnostics market.

The INNOCS platform—powered by a deep learning algorithm and a panel of 16 metabolomic biomarkers—demonstrates remarkable performance when paired with CA19-9. According to recent clinical data from a cohort of 1,086 subjects (393 pancreatic cancer patients and 693 control subjects), the combined diagnostic approach demonstrated a sensitivity of over 95% and specificity exceeding 99%, including detection of CA19-9-negative pancreatic tumors.

Liminatus Pharma is committed to contributing clinical development expertise and regulatory guidance as part of the consortium. Upon entering the commercialization phase, Liminatus Pharma will lead the regulatory approval process through both the U.S. Food and Drug Administration (FDA) and the Korean Ministry of Food and Drug Safety (KMFDS).

By participating in this consortium, Liminatus Pharma will proactively oversee the acquisition of larger clinical datasets essential for regulatory submissions. Prior to the initiation of FDA filing, Liminatus Pharma intends to complete internal approval processes to support a definitive agreement encompassing investment, commercialization, and go-to-market strategy.

If successfully commercialized, this blood-based diagnostic kit could generate substantial economic value. The global pancreatic cancer diagnostics market is projected to reach $3 billion by 2026, with the blood-based diagnostics segment expected to surpass $700 million and the high-risk population screening segment estimated at over $100 million. As clinical guidelines shift to embrace multi-marker strategies, early entry into this space offers Liminatus Pharma a pivotal opportunity for market leadership in metabolomics-driven cancer diagnostics.

Liminatus Pharma views this strategic partnership as a critical milestone in its broader mission to transform cancer care through next-generation precision diagnostics. By leveraging the complementary strengths of INNOCS AI’s artificial intelligence technology, Samda’s biomarker platform, and Liminatus Pharma’s regulatory and commercial infrastructure, the consortium is poised to deliver meaningful innovation in one of oncology’s most challenging frontiers.

Forward-Looking Statements

Certain statements in this report constitute forward-looking statements. All statements, other than statements of present or historical fact, that address activities, events or developments that Liminatus Pharma, Inc. expects, believes or anticipates will or may occur in the future, including statements about results of operations and financial condition, expected future results, expected benefits from our investment and strategic plans and other initiatives, and expected future growth and profitability, are forward-looking statements. The words “will,” “may,” “believes,” “anticipates,” “thinks,” “expects,” “estimates,” “plans,” “intends” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. In addition, statements which refer to expectations, projections or other characterizations of future events or circumstances, statements involving a discussion of strategy, plans or intentions, statements about management’s assumptions, projections or predictions of future events or market outlook and any other statement, other than a statement of present or historical fact, are forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2025

LIMINATUS PHARMA, INC.

	By:	/s/ Chris Kim
	Name:	Chris Kim
	Title:	Chief Executive Officer